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                                  ATTACHMENT 1

                              TERMS AND CONDITIONS

EFFECTIVE DATE:

o   January 4, 1999

TERM:

o   One (1) years from effective date.

o Agreement will renew automatically for successive one (1) year periods unless either of the parties notifies the other in writing of its desire to terminate the Agreement at least sixty (60) days before the end of the term or any successive term.

o Upon thirty (30) days written notice to Muze that licensee is no longer in the business of selling products listed in the Muze database Products, Licensee may terminate this Agreement. Any such termination shall not extinguish any of Licensee's obligations accrued prior to the termination date.

PRODUCTS, FORMAT, MEDIUM:

o   CHECK ALL THAT APPLY

o   [X] Muze for Music (database only), on-line version

o   [X] Muze for Video (database only), on-line version

o   [X] Muze for Books (database only), on-line version

o   [ ] Encyclopedia of Popular Music (database only), on-line version

SITES, HARDWARE, AND OTHER LIMITATIONS:

o Licensee's use of the Products shall be limited to the following website(s) for on-line sales transactions (a separate license fee may be due for each site; see below for definition of single site):

    o   List URL(s): www.younetwork.com

o The Products may only run on a single server. Multiple URL's linked to the same site for on-line sales transactions generally constitute a single site, as do mirrored on-line sales transactional sites.

o Licensee shall not offer, or knowingly permit others to offer, public internet access terminals at any retail location where its products are sold.

o Licensee shall not display to end users the catalog numbers (except for catalog numbers for classical music) or UPC numbers that may be contained in the Products.

PAYMENT AND TERMS:

o Fees shall be payable beginning the earlier of the date Licensee's site (URL listed above) is running the Products and is accessible to Licensee's end users via the internet, or March 1, 1999.

Attachment 1 to License Agreement
Muze Confidential                                                   Page 1 of 3

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o   The minimum monthly license fee is $1,000.00 per Product for each of Muze for Music, Muze for Video and Muze for Books. Minimum fees shall be paid on the first day of each month for which they are due.

o For each Product licensed, if greater than the monthly minimum, the monthly license fee shall be calculated based on the following rates, and shall be due by the fifteenth day of the following month, with a credit for the minimum already paid:

    o for each on-line sale of any Licensee product listed in the database of the Muze for Music Product (plus the premium if the Agreement also covers ):

           ---------------------------------------------------------------
           ON-LINE SALES                                  PRICE PER UNIT
           (PER MONTH)                                    SOLD
           ---------------------------------------------------------------
           Sale of first 0-14,999 units                   $.25
           ---------------------------------------------------------------
           Sale of succeeding 15,000 - 24, 999 units      $.22
           ---------------------------------------------------------------
           Sale of succeeding 25,000 - 34,999 units       $.19
           ---------------------------------------------------------------
           Sale of succeeding 35,000 units and over       $.15
           ---------------------------------------------------------------

         [By way of explanation, in each calendar month, on-line product sales of 0-14,999 units are billed at $.25 per; on-line product sales of 15,000-24,999 units are billed at $.22 per unit); on-line product sales of 25,000-34,999 units are billed at $.19 per unit and on-line product sales of 35,000 units and over are billed at $.15 per unit]

    o for each on-line sale of any Licensee product listed in the database of the Muze for Video Product:

           ---------------------------------------------------------------
           ON-LINE SALES                                  PRICE PER UNIT
           (PER MONTH)                                    SOLD
           ---------------------------------------------------------------
           Sale of first 0-14,999 units                   $.25
           ---------------------------------------------------------------
           Sale of succeeding 15,000 - 24, 999 units      $.22
           ---------------------------------------------------------------
           Sale of succeeding 25,000 - 34,999 units       $.19
           ---------------------------------------------------------------
           Sale of succeeding 35,000 units and over       $.15
           ---------------------------------------------------------------

    o for each on line sale of any Licensee product listed in the database of the Muze for Books Product:

         two percent (2%) of Licensee's retail price of all such sales

o If Licensee delivers any of its products by digital download (as opposed to physical delivery on a tangible medium), the license fee for such sales shall be separately accounted for as follows:

    o Digital download sales shall not affect the minimum fees set forth above.

    o The monthly license fee for such sales shall be two percent (2%) of the retail price of all such sales, due the fifteenth day of the following month.

o Licensee shall report its sales to Muze monthly by number of items sold. Licensee shall maintain records (including title, artist and format) sufficient to back up such reports for a rolling three-year period.

o Muze may audit Licensee's records once each year. If an audit shows an underpayment of more than five percent (5%) for any month, Licensee shall pay the reasonable costs of the audit.

o Licensee shall not have any interest in any other website that engages in the sale or fulfillment of products listed in the Product databases, unless Licensee ensures that Muze receives all fees which would otherwise be due Muze based on transactions (as set forth above) at such alternative locations.

Attachment 1 to License Agreement
Muze Confidential                                                   Page 2 of 3

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SERVICES:

o For so long as Licensee is in compliance with its obligations under the o Agreement, Muze will provide updates of data and/or software relevant to the licensed Products approximately every week for Muze for Music, every two weeks for Muze for Video and every month for Muze for Books.

o Muze will provide the updates in one of Muze's standard formats/media, as agreed by the parties. Licensee shall return each update (unless updates are downloaded by agreement with Muze) before receiving the next update.

o Any custom work provided by Muze shall be at Muze's standard rates pursuant to an authorized work order.

RIGHTS NOTICES:

o Licensee shall ensure that the following credits and rights notices appear on each page of its website from which end users may access the Products:

    o    For Muze for Music:

"Copyright 1948-(current year) Muze Inc. For personal non-commercial use only. All rights reserved."

    o    For Muze for Video:

"Copyright 1981-(current year) Muze Inc. For personal non-commercial use only. All rights reserved."

    o    For Muze for Books:

"Copyright 1995-(current year) Muze Inc. For personal non-commercial use only. All rights reserved."

    o    On all pages from which the Products may be accessed:

The Muze logo, as supplied electronically with the Products.

Attachment 1 to License Agreement
Muze Confidential                                                   Page 3 of 3

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                               LICENSE AGREEMENT

Based on their respective representations, warranties, covenants, rights, and responsibilities, set forth below, Muze Inc., at 304 Hudson Street, 8th Floor, New York, NY 10013, Fax No. 212.741.1246, a New York corporation, and YouNetwork Corp. at 220 East 23rd St., Suite 607,New York, NY 10010, Fax No.
212.576.2039 a New York corporation, enter into this License Agreement as follows:

1. DEFINITIONS

"Agreement" means this License Agreement, including its attachment(s).

"Terms and Conditions" means the specific additional terms and conditions of this Agreement set forth in Attachment 1 (as may be amended from time to time).

"Effective Date" means the date this Agreement enters into force, noted in the Terms and Conditions.

"Hardware" means the computer and other hardware on which the Products run (the Hardware is listed in Attachment 1 unless Muze supplies any of the Hardware, in which case Hardware and the terms of purchase are set forth in an Attachment 2).

"Licensee" means YouNetwork Corp.

"Muze" means Muze Inc.

"Products" means data and/or software and periodic updates licensed by Muze to Licensee under this Agreement, as set forth in the Terms and Conditions.

"Services" means the services provided by MUZE to Licensee under this Agreement, if any, as described or provided for in the Terms and Conditions.

2. GRANT OF LICENSE

Muze grants Licensee a non-exclusive, non-transferable, limited right to use the Products strictly in accordance with all the provisions of this Agreement. This license shall be immediately terminable by Muze for any material breach by Licensee of its obligations under this Agreement.

Unless terminated by Muze as provided for above, the license and this Agreement shall continue in force for the time period set forth in the Terms and Conditions. Should Muze terminate this Agreement because of a material breach by Licensee, it will not refund any portion of the license fees or other fees (as provided for in the Terms and Conditions) already paid by Licensee or already accrued at the time of termination. Unless otherwise provided in the Terms and Conditions, this Agreement shall automatically be extended for successive one-year periods at the end of the initial term.

All ownership rights in the Products and any related know-how, and in any works that may be created by Muze as part of the Services, shall remain with Muze. Licensee shall not contest Muze's ownership rights in the Products or any such works.

3. LICENSEE'S OBLIGATIONS

Licensee shall:

a. Use the Products only on the Hardware, at the locations, and according to the conditions specified in the Terms and Conditions.

b. Make all payments required by the Terms and Conditions in a timely manner.

c. Comply with all applicable laws and regulations regarding use of the Products, including any laws or regulations relating to sale of goods and services and to privacy rights. Licensee shall be responsible for determining the existence and applicability of any such laws and regulations and for obtaining any necessary permits or approvals for use of the Products.

d. Restrict its end users to non-commercial use of the Products and notify each of its end users of the Products that the Products are owned by Muze and may not be copied or used without Muze's consent. Licensee shall incorporate the rights notices set forth in the Terms and Conditions in its end-user interface.

e. Keep confidential all of Muze's proprietary information provided to it under this Agreement (or under any previous Confidentiality Agreement) during the term of this Agreement and for ten (10) years after termination. This obligation shall apply to any information identified by Muze as confidential and any information that Licensee knows, or should know under the circumstances, is proprietary. Muze proprietary information may include the Products, documentation, technical information, business or technical concepts or designs. Licensee's obligation

Muze Confidential                                                   Page 1 of 3

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shall not apply to information: (a) lawfully in the public domain, (b) Licensee lawfully possessed before disclosure by Muze, or (c) lawfully disclosed to Licensee by a third party without obligation of confidentiality. Upon termination of this Agreement, Licensee shall return or destroy, at Muze's election, any Muze proprietary information still in its possession.

f. Upon termination of this Agreement, return or destroy, at Muze's election, the Products and any copies, as well as any matter that incorporates any other Muze proprietary or confidential information.

g. Permit Muze to use Licensee's name as a customer reference and prominently feature a link to Muze's web site if the Products are available to end users on the internet pursuant to the Terms and Conditions.

h. Indemnify Muze against any claims made against Muze (or its affiliates, officers, directors, employees, or contractors) by third parties (including by any of Licensee's employees or contractors) arising out of (a) content, software, or hardware not provided by Muze, (b) Licensee's breach of any of its obligations under this Agreement, or (c) any illegal or unauthorized use of the Products by Licensee, its employees, contractors, or end users. Muze shall promptly notify Licensee of any such claim. Licensee shall conduct the defense of any such claim, at its own expense, subject to Muze's right to participate and to approve any settlement that purports to bind Muze in any way.

Licensee shall not:

a. Use the Products other than at the sites and in the manner set forth in the Terms and Conditions.

b. Reverse engineer, decompile, or disassemble the Products, nor shall it modify the Products or create any derivative works.

c. Assign, sell, rent, timeshare or use the Products in any way not expressly permitted in this Agreement.

d. Sublicense the Products to any party, including to its affiliates, unless specifically authorized to do so in the Terms and Conditions.

e. Make any copies of the Products, except (a) as necessary to run the Products on the Hardware and (b) one copy for archival or backup purposes.

f. Intentionally or negligently permit any third party to copy the Products or extract data or code from them.

g. Remove any Muze copyright or other proprietary rights notices included in or on any of the Products.

h. Use Muze's trademarks without written consent.

Licensee represents and warrants that:

a. It is authorized to enter into this Agreement.

b. It is free to fully perform its obligations under this Agreement and will comply with each of them.

4. MUZE'S OBLIGATIONS

Muze shall:

a. Indemnify Licensee from any claim by a third party that proper use of the Products infringes a U.S. intellectual property right of that third party. This indemnity is conditioned on Licensee's (a) prompt notification of Muze of any such claim and (b) compliance with its negative covenants. This indemnity shall not apply to (i) graphical, audio, video, or other media content, or third-party software, supplied with or as part of the Products or (ii) any software or systems not provided by Muze. Muze shall have the right to conduct the defense of any such claim, subject to Licensee's reasonable right to participate in any settlement thereof that may affect it in any way not related to its use of the Products. Should any such claim by a third party result in a material limitation of Licensee's rights to use the Products, Muze shall, at its election: (a) provide a functionally equivalent, non-infringing substitute for the Product(s); (b) procure at its own expense the necessary licenses or rights for Licensee to continue using the Product(s); or (c) refund any license fees paid by Licensee for the period beginning upon such material limitation of Licensee's rights. In no case shall Muze's liability under this Agreement exceed the total license and other fees paid by Licensee.

b. Perform the Services, if any, (specified in the Terms and Conditions) in a professional manner and to a professional standard of quality and effectiveness.

Muze represents and warrants that:

a. It is authorized and has the right to enter into this Agreement and is free to fully perform its obligations hereunder.

b. It shall comply with all of its obligations hereunder.

Muze Confidential                                                   Page 2 of 3

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5. DISCLAIMER OF WARRANTIES; LIMITATION ON LIABILITY

EXCEPT AS SET FORTH ABOVE, Muze MAKES NO WARRANTIES, EXPRESS OR IMPLIED (BY LAW OR OTHERWISE) AS TO ANY MATTER WHATSOEVER. THE PRODUCTS ARE PROVIDED "AS IS," AND ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

EXCEPT AS SET FORTH ABOVE, Muze SHALL NOT BE LIABLE FOR ANY CLAIMS AGAINST Licensee BY ANY THIRD PARTY (INCLUDING BY Licensee's EMPLOYEES OR CONTRACTORS). IN NO CASE SHALL ANY LIABILITY OF Muze EXCEED THE TOTAL LICENSE AND OTHER FEES PAID TO Muze BY Licensee HEREUNDER. FURTHERMORE, Muze SHALL UNDER NO CIRCUMSTANCES (OTHER THAN WILLFUL MISCONDUCT) BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES.

6. OTHER PROVISIONS

Press Releases: Muze and Licensee shall each have the reasonable right to approve the other's press releases concerning the business relationship of the parties. If one party does not respond to the other party's request for approval within five (5) business days of receiving any such request, approval shall be deemed granted.

Governing law and dispute resolution: This Agreement shall be governed by New York law, as though executed and fully performed in New York, and without reference to New York's conflicts of laws principles. Licensee consents to venue and personal jurisdiction in the State and Federal courts located in New York County for the resolution of any disputes arising out of this Agreement.

Licensee acknowledges that any breach by it of its obligations under this Agreement may cause Muze irreparable harm for which there may be no adequate remedy at law, and that Muze may therefore be entitled to equitable relief by injunction or otherwise.

Amendment or waiver: Any amendment to this Agreement must be in writing and signed by both parties. No provision of this Agreement may be waived except in writing signed by the party against whom enforcement of the waiver is sought.

Notices: Notices shall be sent by courier or by certified mail to the addresses set forth above, or to any succeeding address that may be provided.

Independent Contractors: Both parties acknowledge that they are independent contractors and that no joint venture, partnership, agency, or employment agreement is created by this Agreement.

Entire Agreement: This Agreement and its Attachment(s) constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written representations with respect thereto.

Signed:

Muze Inc.                              YouNetwork Corp.


By /s/ Anthony Laudico                 By /s/ /s/ Kyle S. Taylor
  ---------------------------            ---------------------------
  Name:  Anthony Laudico                 Name:
  Title: Chief Executive Officer         Title:

Muze Confidential                                                   Page 3 of 3